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                                     Exhibit 21



                       FIRST COMMUNITY FINANCIAL GROUP, INC.
                      Subsidiaries Owned at December 31, 1997



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Name of Subsidiary                   Trade Name     State of Incorporation
------------------                   ----------     ----------------------
First Community Bank of Washington      Same            Washington

Information Management Systems, Inc.    Same            Washington

FCB Financial Services, Inc.            Same            Washington

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